Exhibit 99.1

Citrix Reports Record Fourth Quarter and Fiscal Year 2007 Financial Results

Year-over-year Quarterly Revenue Growth of 24%, Annual Revenue Growth of 23%

Board of Directors Authorizes $300 Million Increase to Share Repurchase Program

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today reported financial results for the fourth quarter and fiscal year ended December 31, 2007.

Financial Results

In the fourth quarter of fiscal 2007, Citrix achieved revenue of $400 million, compared to $321 million in the fourth quarter of fiscal 2006, representing 24 percent revenue growth. Annual revenues for 2007 were $1.39 billion, compared to $1.13 billion in the previous year, a 23 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal 2007 was $63 million, or $0.33 per diluted share, compared to $53 million, or $0.29 per diluted share for the fourth quarter of 2006. Annual net income for 2007 was $214 million, or $1.14 per diluted share, compared to $183 million, or $0.97 per diluted share in fiscal 2006.

Non-GAAP Results

Non-GAAP net income in the fourth quarter of 2007 increased 31 percent to $95 million, or $0.49 per diluted share, compared to $72 million, or $0.39 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, the write-off of in-process research and development (IPR&D) and the tax effects related to those items.

Annual non-GAAP net income for 2007 was $299 million, or $1.59 per diluted share, compared to $260 million, or $1.38 per diluted share, in 2006. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, the write-off of IPR&D and the tax effects related to those items.

“What a great quarter to cap off an outstanding year,” said Mark Templeton, president and CEO of Citrix. “For the year, we saw very strong revenue growth, good EPS growth, and real traction in product licensing.

“Our results are proof that the application delivery strategy is resonating with our customers.”

In addition to quarterly and year-end financial results, Citrix also announced that its board of directors has authorized it to repurchase up to an additional $300 million of its common stock. As of December 31, 2007, approximately $33 million remained in authority from previous approvals. The total amount authorized pursuant to the company’s ongoing stock repurchase program is $1.8 billion, including the current authorization. The company plans to buy shares on the open market and through its structured repurchase programs from time to time, depending on market conditions.

Q4 Financial Highlights

In reviewing the fourth quarter results of 2007, compared to the fourth quarter of 2006:

  Product license revenue increased 24 percent;
  Revenue from license updates grew 19 percent;
  Online services contributed $59 million of revenue, representing an increase of 37 percent; and,
  Technical services revenue, which is comprised of consulting, education and technical support, grew 28 percent;
  Revenue grew in the America’s region by 23 percent; the EMEA region by 22 percent, and the Pacific region by 21 percent;
  Deferred revenue totaled $443 million, compared to $356 million on December 31, 2006;
  Operating margin was 12 percent for the quarter; non-GAAP operating margin was 25 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and the write-off of IPR&D
  Cash flow from operations was $112 million, compared to $97 million in the fourth quarter of 2006;
  Repurchased shares were 5.4 million shares at an average price paid per share of $39.46.

Annual Financial Highlights

  Total annual revenue grew 23 percent compared to fiscal 2006;
  Annual diluted earnings per share for fiscal 2007 increased 17 percent compared to fiscal 2006. Annual non-GAAP diluted earnings per share for fiscal 2007 increased 15 percent compared to fiscal 2006. Annual non-GAAP diluted earnings per share excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, the write-off of IPR&D and the tax effects related to those items;
  Operating margin was 15 percent for fiscal 2007; non-GAAP operating margin was 23 percent, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the write-off of IPR&D;
  Cash flow from operations was $424 million for fiscal 2007 compared with $329 million last year;
  During fiscal 2007, the company repurchased 5.4 million shares at an average net price per share of $38.78 for a total value of approximately $209 million.

Financial Outlook for First Quarter 2008

Citrix management expects to achieve the following results during its first fiscal quarter 2008 ending March 31, 2008:

  Net revenue is expected to be in the range of $367 million to $377 million, compared to $308 million in the first quarter of 2007;
  GAAP diluted earnings per share is expected to be in the range of $0.15 to $0.17. Non-GAAP diluted earnings per share is expected to be in the range of $0.33 to $0.35, excluding $0.07 related to the effects of amortization of intangible assets primarily related to business combinations and $0.11 to $0.12 related to the effects of stock-based compensation expenses.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2008

Citrix management expects to achieve the following results for the fiscal year 2008:

  The company expects net revenue to be in the range of $1.615 billion to $1.645 billion. The company expects GAAP diluted earnings per share to be in the range of $0.85 to $0.87. Non-GAAP diluted earnings per share to be in the range of $1.61 to $1.64. In addition, this number excludes $0.27 related to the effects of the amortization of intangible assets and $0.49 to $0.50 related to the effects of stock-based compensation expenses.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the fourth quarter of 2007, Citrix announced:

  The completion of the XenSource acquisition;
  Its end-to-end virtualization strategy following the close of the XenSource acquisition allowing us to provide the industry’s broadest virtualization portfolio extending across servers, applications and desktops;
  A live demonstration in the Citrix iForumTM Tech Lab that highlighted advanced, first-of-its-kind technology marrying application acceleration from Citrix with Windows-based networking and application services from Microsoft;
  A partnership with Dell to deliver a XenServer embedded hypervisor on all Dell PowerEdge Servers for simple, easy-to-use and manage virtualization to customers of all sizes;
  A partnership with HP to qualify and sell Citrix XenServer™ Enterprise Edition on industry-standard HP ProLiant and BladeSystem servers;
  On-demand provisioning of virtual servers and desktops to dynamically stream datacenter workloads and desktop operating systems from network storage;
  Gartner, Inc. positioned Citrix Access GatewayTM in the leaders quadrant in the Magic Quadrant for SSL VPN, North America, 3Q07 report;
  PC Magazine selected Citrix® GoToMeeting® for its list of the “Best of 2007” for Web Services. In addition, Customer Interaction Solutions magazine recognized Citrix® GoToWebinar™ and Citrix® GoToAssist® with two Product of the Year Awards;
  LAPTOP Magazine picked Citrix® GoToMyPC® for Ultimate Choice and GoToMeeting for Editors’ Choice awards.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: 888-799-0519 or 706-634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available through January 25, 2008, by dialing 800-642-1687 or 706-645-9291 (passcode required: 18976487).

About Citrix

Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 200,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 99% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Annual revenue in 2007 was $1.4 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning the Company’s stock repurchase program, virtualization strategy, technology, the statements contained in the Financial Outlook for First Fiscal Quarter 2008, Financial Outlook for Fiscal Year 2008 and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success and growth of the company’s product lines; the company’s product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s and Microsoft’s ability to develop and market application delivery and virtualization products; Citrix's timing and ability to successfully integrate acquired companies (including without limitation XenSource), their products, operations (including migration to Citrix's systems and controls) and employees; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products; failure to further develop and successfully market the technology and products of acquired companies, including failure to execute Citrix's sales and marketing plans and failure to successfully partner with key distributors, resellers, OEM's and strategic partners; and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition; the company’s reliance on and the success of the company’s independent distributors and resellers for the marketing and distribution of the company’s products and the success of the company’s marketing and licensing programs; intellectual property litigation; shareholder litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax and other costs related to the remediation of certain tax-related liabilities, each in connection with the Audit Committee’s investigation of the company’s historical stock option granting practices and related accounting; increased competition; changes in the company’s pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, GoToMyPC®, GoToMeeting®, GoToAssist®, Citrix Access Gateway™, Citrix XenServer™, Citrix iForum™ and Citrix GoToWebinar™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues:
Product licenses	$178,030	$143,124	$577,144	$488,487
License updates	129,663	109,281	484,669	405,756
Online services	58,979	42,974	213,744	148,795
Technical services	32,887	25,623	116,385	91,281
Total net revenues	399,559	321,002	1,391,942	1,134,319

Cost of revenues:
Cost of product license revenues	12,416	9,963	42,984	32,911
Cost of services revenues	18,064	13,062	65,027	46,585
Amortization of core and product technology	9,843	4,959	29,596	19,202
Total cost of revenues	40,323	27,984	137,607	98,698

Gross margin	359,236	293,018	1,254,335	1,035,621

Operating expenses:
Research and development	61,460	42,262	205,103	155,331
Sales, marketing and support	173,353	133,709	590,409	480,343
General and administrative	60,716	52,693	229,229	178,669
Amortization of other intangible assets	5,649	4,392	17,387	16,934
In-process research and development	8,600	-	9,800	1,000
Total operating expenses	309,778	233,056	1,051,928	832,277

Income from operations	49,458	59,962	202,407	203,344

Other income, net	11,194	11,013	48,501	39,737
Income before income taxes	60,652	70,975	250,908	243,081

Income taxes	(2,113)	18,072	36,425	60,084
Net income	$62,765	$52,903	$214,483	$182,997

Earnings per common share – diluted	$0.33	$0.29	$1.14	$0.97
Weighted average shares outstanding – diluted	192,897	184,550	187,380	187,725

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	December 31, 2007	December 31, 2006
ASSETS:
Cash and cash equivalents	$223,749	$349,054
Short-term investments	356,085	152,652
Accounts receivable, net	225,861	204,974
Other current assets, net	128,650	105,057
Total current assets	934,345	811,737

Restricted cash equivalents and investments	63,735	63,815
Long-term investments	218,676	241,675
Property and equipment, net	134,907	92,580
Goodwill and other intangible assets, net	1,164,831	762,152
Other long-term assets	18,199	52,514
Total assets	$2,534,693	$2,024,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$246,969	$202,773
Current portion of deferred revenues	407,305	332,770
Total current liabilities	654,274	535,543

Long-term portion of deferred revenues	35,381	23,518
Other liabilities	6,713	1,123

Stockholders' equity	1,838,325	1,464,289
Total liabilities and stockholders’ equity	$2,534,693	$2,024,473

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Year Ended December 31, 2007
OPERATING ACTIVITIES
Net Income	$214,483
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	85,197
Stock-based compensation expense	65,491
In-process research and development	9,800
Provision for accounts receivable allowances	6,095
Deferred income tax benefit	(634)
Other non-cash items	3,358
Total adjustments to reconcile net income to net cash provided by operating Activities	169,307
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(22,805)
Prepaid expenses and other current assets	(31,157)
Other assets	(7,166)
Deferred tax assets, net	62,892
Accounts payable and accrued expenses	13,840
Deferred revenues	86,815
Other liabilities	(62,091)
Total changes in operating assets and liabilities, net of the effects of acquisitions	40,328
Net cash provided by operating activities	424,118

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(180,377)
Purchases of property and equipment	(85,919)
Cash paid for acquisitions, net of cash acquired	(148,055)
Cash paid for licensing agreement	(3,250)
Net cash used in investing activities	(417,601)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	118,395
Excess tax benefit from exercise of stock options	17,753
Structured stock repurchases, net	(259,970)
Payments on debt	(8,000)
Net cash used in financing activities	(131,822)
Change in cash and cash equivalents	(125,305)
Cash and cash equivalents at beginning of period	349,054
Cash and cash equivalents at end of period	$223,749

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

Pursuant to the requirements of Regulation G, the company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses and the write-off of in-process research and development. The company’s basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the company’s historical and prospective financial performance. In addition, the company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the company’s gross margins, operating expenses and net income and comparing the company’s financial performance to that of its peer companies and competitors.

Management excludes the expenses described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

  The company does not acquire businesses on a predictable cycle. The company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company's operating results and underlying operational trends.
  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the company’s employees and executives, stock-based compensation expense and its related tax impact because such charges are generally fixed at the time of grant, are then amortized over a period of several years after the grant of the stock-based instrument and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the company’s liquidity. Furthermore, the company in the future may exclude amortization and in-process research and development primarily related to new business combinations from financial measures that it releases, and the company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release and related conference call, slide presentation or webcast reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended December 31,
	2007	2006
GAAP gross margins	$359,236	$293,018
Add: stock-based compensation	386	563
Add: amortization of core and product technology	9,843	4,959
Non-GAAP gross margins	$369,465	$298,540

GAAP operating expenses	$309,778	$233,056
Less: stock-based compensation	24,480	15,537
Less: amortization of other intangible assets	5,649	4,392
Less: in-process research and development	8,600	-
Non-GAAP operating expenses	$271,049	$213,127

GAAP operating income	$49,458	$59,962
Add: stock-based compensation	24,866	16,100
Add: amortization of core and product technology	9,843	4,959
Add: amortization of other intangible assets	5,649	4,392
Add: in-process research and development	8,600	-
Non-GAAP operating income	$98,416	$85,413

GAAP net income	$62,765	$52,903
Add: stock-based compensation	24,866	16,100
Add: amortization of core and product technology	9,843	4,959
Add: amortization of other intangible assets	5,649	4,392
Add: in-process research and development	8,600	-
Less: tax effects related to above items	(17,105)	(5,937)
Non-GAAP net income	$94,618	$72,417

GAAP earnings per share – diluted	$0.33	$0.29
Add: stock-based compensation	0.13	0.09
Add: amortization of core and product technology	0.05	0.02
Add: amortization of other intangible assets	0.03	0.02
Add: in-process research and development	0.04	-
Less: tax effects related to above items	(0.09)	(0.03)
Non-GAAP earnings per share – diluted	$0.49	$0.39

GAAP operating margin	12.4%	18.7%
Add: stock-based compensation	6.2%	5.0%
Add: amortization of core and product technology	2.4%	1.5%
Add: amortization of other intangible assets	1.4%	1.4%
Add: in-process research and development	2.2%	0.0%
Non-GAAP operating margin	24.6%	26.6%
	Twelve Months Ended December 31,
	2007	2006
GAAP net income	$214,483	$182,997
Add: stock-based compensation	65,491	61,596
Add: amortization of core and product technology	29,596	19,202
Add: amortization of other intangible assets	17,387	16,934
Add: in-process research and development	9,800	1,000
Less: tax effects related to above items	(38,062)	(22,122)
Non-GAAP net income	$298,695	$259,607

GAAP earnings per share – diluted	$1.14	$0.97
Add: stock-based compensation	0.35	0.33
Add: amortization of core and product technology	0.16	0.10
Add: amortization of other intangible assets	0.09	0.09
Add: in-process research and development	0.05	0.01
Less: tax effects related to above items	(0.20)	(0.12)
Non-GAAP earnings per share – diluted	$1.59	$1.38

GAAP operating margin	14.5%
Add: stock-based compensation	4.7%
Add: amortization of core and product technology	2.1%
Add: amortization of other intangible assets	1.3%
Add: in-process research and development	0.7%
Non-GAAP operating margin	23.3%

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended March 31, 2008	For the Twelve Months Ended December 31, 2008
GAAP earnings per share - diluted	$0.15 to $0.17	$0.85 to $0.87
Add: Adjustments to exclude the effects of amortization of intangible assets and in-process research and development	0.07	0.27
Add: Adjustments to exclude the effects of expenses related to stock-based compensation	0.11 to 0.12	0.49 to 0.50
Non-GAAP earnings per share - diluted	$0.33 to $0.35	$1.61 to $1.64
	For the Three Months Ended March 31, 2008	For the Twelve Months Ended December 31, 2008
GAAP gross margins	89% to 90%	89% to 90%
Add: Adjustments to exclude the effects of amortization of core and product technology	-(a)	-(a)
Add: Adjustments to exclude the effects of expenses related to stock-based compensation	2.7(a)	2.4
Non-GAAP gross margins	92% to 93%	91% to 92%

(a) Impact to gross margin is less than one half of a percent.

CONTACT:
Citrix Systems, Inc., Fort Lauderdale
Media Inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
A&R Edelman
Eric Jones, 212-819-4862
eric.jones@ar-edelman.com
or
Investor Inquiries:
Citrix Systems, Inc.
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com